Exhibit 99.02
LIBERTY ACQUISITION HOLDINGS CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF LIBERTY ACQUISITION HOLDINGS CORP.
FOR THE SPECIAL MEETING OF WARRANTHOLDERS ON [        ], 2010
     The undersigned hereby appoints Martin Franklin and Jared Bluestein, and each of them, as proxies, acting jointly or individually, with full power of substitution, for and in the name of the undersigned to vote all warrants of Liberty Acquisition Holdings Corp., or Liberty, that the undersigned is entitled to vote at the Special Meeting of Warrantholders to be held on [        ], 2010 at [     ] Eastern time, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY, and at any adjournment or postponement thereof, upon such business as may properly come before such meeting, including the matters set forth in the accompanying Notice of Special Meeting of Warrantholders and Proxy Statement. This proxy revokes any proxy previously given for the same warrant.
     THE WARRANTS REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE BACK OF THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT SPECIFIC INSTRUCTIONS AS TO ANY PROPOSAL, IT WILL BE VOTED FOR THAT PROPOSAL AND, IN THE DISCRETION OF THE PROXIES, ACTING JOINTLY OR INDIVIDUALLY, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. AT PRESENT, THE BOARD KNOWS OF NO OTHER BUSINESS WHICH WILL COME BEFORE THE MEETING.
(Continued on Reverse. Please Sign and Date.)

1.
Warrant Amendment Proposal — a proposal to amend certain terms of the warrant agreement governing the warrants of Liberty in connection with the consummation of the transactions contemplated by the amended and restated business combination agreement, dated as of August 4, 2010, and as amended by Amendment No. 1, dated August 13, 2010, by and among Liberty, Liberty Acquisition Holdings Virginia, Inc., or Liberty Virginia, and Promotora de Informaciones, S.A., or Prisa, which would cause each of Liberty’s then outstanding warrants to be automatically converted into a warrant to purchase Liberty Virginia common stock and then exchanged in connection with the consummation of the business combination for (i) cash in the amount of $0.90 and (ii) 0.45 newly created Prisa Class A ordinary shares and cash in lieu of any fractional shares.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Date                               Signature                                            Joint Signature                                            Title or Authority
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. CORPORATE PROXIES SHOULD BE SIGNED IN CORPORATE NAME BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD GIVE THEIR TITLE WHEN SIGNING.

Mark, sign and date your proxy card
and return it in the
enclosed postage-paid envelope.
~ DETACH ADMISSION TICKET ~
ADMISSION TICKET
Notice: If you plan on attending the Special Meeting,
please use this admission ticket.
No admission will be granted without an admission ticket.
SPECIAL MEETING OF WARRANTHOLDERS
[        ], 2010, [     ] (EASTERN TIME)
Greenberg Traurig, LLP
200 Park Avenue
New York, NY
1-212-801-9200
Please sign, date, and return the proxy card promptly using the enclosed envelope even if you plan to attend the Special Meeting.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL.